                                                                    Exhibit 10.1

                          The Williams Companies, Inc.

                               2002 Incentive Plan

           (As Amended and Restated Effective as of January 23, 2004)

                                TABLE OF CONTENTS

ARTICLE                                                                                                             PAGE
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
ARTICLE 1. EFFECTIVE DATE, HISTORY, OBJECTIVES, AND DURATION......................................................     1

   1.1     Effective Date and History of the Plan.................................................................     1
   1.2     Objectives of the Plan.................................................................................     1
   1.3     Duration of the Plan...................................................................................     1
   1.4     2003 Exchange Program..................................................................................     1

ARTICLE 2. DEFINITIONS............................................................................................     3

   2.1     "Affiliate"............................................................................................     3
   2.2     "Annual Meeting of Company Stockholders"...............................................................     3
   2.3     "Award"................................................................................................     3
   2.4     "Award Agreement" .....................................................................................     3
   2.5     "Board" ...............................................................................................     3
   2.6     "CEO" .................................................................................................     3
   2.7     "Code".................................................................................................     3
   2.8     "Committee" and "Management Committee" ................................................................     3
   2.9     "Common Stock" ........................................................................................     3
   2.10    "Covered Employee" ....................................................................................     3
   2.11    "Deferred Stock" ......................................................................................     3
   2.12    "Director Option" .....................................................................................     4
   2.13    "Director Stock Grant" ................................................................................     4
   2.14    "Disability" ..........................................................................................     4
   2.15    "Dividend Equivalent" .................................................................................     4
   2.16    "Director Fees"........................................................................................     4
   2.17    "Eligible Person" .....................................................................................     4
   2.18    "Exchange Act" ........................................................................................     4
   2.19    "Fair Market Value"....................................................................................     4
   2.20    "Grant Date"...........................................................................................     4
   2.21    "Grantee" .............................................................................................     4
   2.22    "Incentive Stock Option" ..............................................................................     4
   2.23    "including" or "includes" .............................................................................     5
   2.24    "Mature Shares" .......................................................................................     5
   2.25    "Non-Employee Director" ...............................................................................     5
   2.26    "Other Stock-Based Award" .............................................................................     5
   2.27    "Option" ..............................................................................................     5
   2.28    "Option Price".........................................................................................     5
   2.29    "Option Term"..........................................................................................     5
   2.30    "Performance-Based Exception"..........................................................................     5
   2.31    "Performance Measures".................................................................................     5
   2.32    "Performance Period"...................................................................................     5
   2.33    "Performance Share" and "Performance Unit".............................................................     5
   2.34    "Period of Restriction"................................................................................     5

   2.35    "Person"...............................................................................................     5
   2.36    "Restricted Shares"....................................................................................     5
   2.37    "Returned Shares"......................................................................................     5
   2.38    "Rule 16b-3"...........................................................................................     5
   2.39    "SEC"..................................................................................................     6
   2.40    "Section 16 Non-Employee Director".....................................................................     6
   2.41    "Section 16 Person"....................................................................................     6
   2.42    "Share"................................................................................................     6
   2.43    "Share Election".......................................................................................     6
   2.44    "Termination of Affiliation"...........................................................................     6

ARTICLE 3. ADMINISTRATION.........................................................................................     6

   3.1     Committee..............................................................................................     6
   3.2     Powers of Committee....................................................................................     7

ARTICLE 4. SHARES SUBJECT TO THE PLAN, MAXIMUM AWARDS, AND 162(m) COMPLIANCE......................................     9

   4.1     Number of Shares Available for Grants..................................................................     9
   4.2     Adjustments in Authorized Shares and Awards............................................................    10
   4.3     Compliance with Section 162(m) of the Code.............................................................    10
   4.4     Performance-Based Exception Under Section 162(m).......................................................    11

ARTICLE 5. ELIGIBILITY AND GENERAL CONDITIONS OF AWARDS...........................................................    13

   5.1     Eligibility............................................................................................    13
   5.2     Award Agreement........................................................................................    13
   5.3     General Terms and Termination of Affiliation...........................................................    13
   5.4     Nontransferability of Awards...........................................................................    13
   5.5     Cancellation and Rescission of Awards..................................................................    14
   5.6     Stand-Alone, Tandem and Substitute Awards..............................................................    14
   5.7     Compliance with Rule 16b-3.............................................................................    15
   5.8     Deferral of Award Payouts..............................................................................    16

ARTICLE 6. STOCK OPTIONS..........................................................................................    16

   6.1     Grant of Options.......................................................................................    16
   6.2     Award Agreement........................................................................................    16
   6.3     Option Price...........................................................................................    16
   6.4     Grant of Incentive Stock Options.......................................................................    16
   6.5     Payment................................................................................................    18

ARTICLE 7. RESTRICTED SHARES......................................................................................    19

   7.1     Grant of Restricted Shares.............................................................................    19
   7.2     Award Agreement........................................................................................    19

   7.3     Consideration for Restricted Shares...................................................................     19
   7.4     Effect of Forfeiture..................................................................................     19
   7.5     Escrow; Legends.......................................................................................     19

ARTICLE 8. PERFORMANCE UNITS AND PERFORMANCE SHARES..............................................................     19

   8.1     Grant of Performance Units and Performance Shares.....................................................     19
   8.2     Value/Performance Goals...............................................................................     20
   8.3     Earning of Performance Units and Performance Shares...................................................     20

ARTICLE 9. DEFERRED STOCK........................................................................................     20

   9.1     Grant of Deferred Stock...............................................................................     20
   9.2     Delivery and Limitations..............................................................................     21
   9.3     Forfeiture............................................................................................     21

ARTICLE 10.DIVIDEND EQUIVALENTS..................................................................................     21

ARTICLE 11.OTHER STOCK-BASED AWARDS..............................................................................     21

ARTICLE 12.CHANGE IN CONTROL.....................................................................................     21

   12.1    Acceleration of Exercisability and Lapse of Restrictions..............................................     21
   12.2    Definitions...........................................................................................     22
   12.3    Flexibility to Amend..................................................................................     27

ARTICLE 13. NON-EMPLOYEE DIRECTOR AWARDS.........................................................................     27

   13.1    Exclusive Means for Non-Employee Director Awards......................................................     27
   13.2    Director Option Grant.................................................................................     27
   13.3    Director Stock Grants.................................................................................     29
   13.4    Discretionary Grants and Awards.......................................................................     31
   13.5    Election to Receive Director Fees in Shares or Deferred Stock in Lieu of Cash.........................     31
   13.6    Deferral Elections....................................................................................     31
   13.7    Insufficient Number of Shares.........................................................................     33
   13.8    Non-Forfeitability....................................................................................     33
   13.9    No Duplicate Payments.................................................................................     33

ARTICLE 14. AMENDMENT, MODIFICATION, AND TERMINATION.............................................................     34

   14.1    Amendment, Modification, and Termination..............................................................     34
   14.2    Awards Previously Granted.............................................................................     34

ARTICLE 15. WITHHOLDING..........................................................................................     34

   15.1    Required Withholding..................................................................................     34

   15.2    Notification under Code Section 83(b).................................................................     35

ARTICLE 16. ADDITIONAL PROVISIONS................................................................................     35

   16.1    Successors............................................................................................     35
   16.2    Gender and Number.....................................................................................     35
   16.3    Severability..........................................................................................     35
   16.4    Requirements of Law...................................................................................     36
   16.5    Securities Law Compliance.............................................................................     36
   16.6    No Rights as a Stockholder............................................................................     36
   16.7    Nature of Payments....................................................................................     37
   16.8    Non-Exclusivity of Plan...............................................................................     37
   16.9    Governing Law.........................................................................................     37
   16.10   Share Certificates....................................................................................     37
   16.11   Unfunded Status of Awards; Creation of Trusts.........................................................     37
   16.12   Employment............................................................................................     37
   16.13   Participation.........................................................................................     37
   16.14   Military Service......................................................................................     38
   16.15   Construction..........................................................................................     38
   16.16   Headings..............................................................................................     38
   16.17   Obligations...........................................................................................     38
   16.18   No Right to Continue as Director......................................................................     38
   16.19   Stockholder Approval..................................................................................     38

                          THE WILLIAMS COMPANIES, INC.
                               2002 INCENTIVE PLAN

           (As Amended and Restated Effective as of January 23, 2004)

                                   ARTICLE 1.

                EFFECTIVE DATE, HISTORY, OBJECTIVES, AND DURATION

      1.1 Effective Date and History of the Plan. The Williams Companies, Inc., a Delaware corporation (the "Company"), established a stock plan known as The Williams Companies, Inc. 1996 Stock Plan, which was duly approved by the Company's stockholders. The Company amended and restated such plan and renamed it The Williams Companies, Inc. 2002 Incentive Plan effective March 1, 2002 ("Effective Date"). As so renamed and as amended herein and from time to time in the future, the plan is referred to as the "Plan." The Plan was subsequently amended from time to time. The plan is further amended and restated in this document, effective January 23, 2004.

      1.2 Objectives of the Plan. The Plan is intended (a) to allow selected employees and officers of the Company and its Affiliates to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, and to assist the Company and its Affiliates in attracting new employees and officers and retaining existing employees and officers, (b) to provide annual cash incentive compensation opportunities that are competitive with those of other major corporations, (c) to optimize the profitability and growth of the Company and its Affiliates through incentives which are consistent with the Company's goals, (d) to provide Grantees with an incentive for excellence in individual performance, (e) to promote teamwork among employees, officers, and Non-Employee Directors, and (f) to attract and retain highly qualified persons to serve as Non-Employee Directors and to promote ownership by such Non-Employee Directors of a greater proprietary interest in the Company, thereby aligning such Non-Employee Directors' interests more closely with the interests of the Company's stockholders.

      1.3 Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors of the Company ("Board") to amend or terminate the Plan at any time pursuant to
Article 14 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. Notwithstanding the foregoing, (1) Shares withheld in order to satisfy tax withholding requirements from Restricted Shares that have become vested, and (2) Mature Shares used by a Grantee to exercise an Option or pay for another Award or to satisfy tax withholding requirements shall not be available under the Plan to the extent such Shares become Returned Shares on or after May 15, 2012.

      1.4 2003 Exchange Program. Notwithstanding any contrary provision in the Plan, the Board shall have the authority to authorize a one-time option exchange program ("Exchange Program") to be implemented by the Board or its delegate, pursuant to which employees of the Company or an Affiliate who hold certain options to purchase Common Stock (the "Eligible Options") shall be offered the opportunity to elect to cancel such Eligible Options, whether or not the Eligible Options were granted under the Plan, in exchange for the grant by the Compensation Committee of replacement options under the Plan ("Replacement Options") to purchase the number of shares of Common Stock determined in accordance with the exchange ratio tables below (the "Exchange Ratio Tables"). Eligible Options shall be those with an exercise price equal to or in excess of $10.00 per share and a remaining term of at least two years on the date of cancellation of such Eligible Options under the Exchange Program.

      The exchange ratios set forth in the Exchange Ratio Table will vary depending on the average of the closing price of the Common Stock for the 20 business days ending ("Offer Commencement Date Price") on a date prior to the commencement of the Exchange Program, which date shall be determined by the Company. Because the Offer Commencement Date Price cannot be determined until such date, the Company can only calculate the exchange ratios prior to such date using estimated stock prices. The table below illustrates the exchange ratios that will apply at different Offer Commencement Date Prices.

                                           EXCHANGE RATIOS FOR OFFER COMMENCEMENT DATE PRICES
                            -----------------------------------------------------------------------------
ORIGINAL GRANT DATE         $3.00/SHARE     $4.00/SHARE      $5.00/SHARE     $6.00/SHARE      $7.00/SHARE
-------------------         -----------     -----------      -----------     -----------      -----------
        1995                   12:1             6:1            3.75:1           2.5:1            2:1
        1996                  12.5:1            7:1            4.75:1           3.5:1           2.5:1
     1997-2000                 13:1             8:1            5.75:1           4.5:1           3.75:1
        2001                   7:1              5:1            3.75:1          3.25:1           2.75:1
        2002                  2.5:1             2:1            1.75:1           1.5:1           1.5:1

      If the Offer Commencement Date Price is something other than the current stock prices shown in the above table, including if the Offer Commencement Date Price is below $3.00 per share or above $7.00 per share, the exchange ratios will be adjusted appropriately using the same valuation methodology used to determine the ratios shown above. The Exchange Program will be cancelled if the Offer Commencement Date Price exceeds $10.00.

      Replacement Options shall be granted no less than six months and one day following the cancellation of the Eligible Options, at a price equal to the Fair Market Value of the Common Stock on the date of grant of the Replacement Options. Each Replacement Option shall have a term equal to the remaining term of the corresponding cancelled Eligible Option, determined on the date of cancellation of such Eligible Option pursuant to the Exchange Program.

      Each Replacement Option will vest the later of one year from the date of grant of the Replacement Option or the date the Eligible Option it replaces would have vested if not tendered for exchange; provided, however, that the Award Agreement for the Replacement Option may provide for accelerated vesting in the event the Grantee's employment is terminated by death, Disability, or retirement (as defined in the Company's pension plan).

      To participate in the Exchange Offer Program, an employee must surrender all of the Eligible Options granted to him or her prior to November 27, 2002 (other than those which have already been exercised). The following individuals shall not participate in the Exchange

Program: executive officers of the Company, members of the Board, former employees or retirees, and non-U.S. citizens employed outside the United States. Furthermore, persons who participated in the Exchange Program but are not, at the time the Replacement Options are granted, employed by the Company or an Affiliate, shall not receive any Replacement Options.

      All other terms and conditions of the Exchange Offer shall be determined in the sole discretion of the Board or the Compensation Committee.

                                   ARTICLE 2.
                                   DEFINITIONS

      Whenever used in the Plan, the following terms shall have the meanings set forth below:

      2.1 "Affiliate" means any Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by or is under common control with the Company.

      2.2 "Annual Meeting of Company Stockholders" has the meaning set forth in
Section 13.2.

      2.3 "Award" means Options (including non-qualified options, Incentive Stock Options and Director Options), Restricted Shares, Performance Units (which may be paid in cash), Performance Shares, Deferred Stock, Dividend Equivalents, Other Stock-Based Awards, or Director Stock Grants granted under the Plan.

      2.4 "Award Agreement" means the written agreement by which an Award shall be evidenced.

      2.5 "Board" has the meaning set forth in Section 1.3.

      2.6 "CEO" means the Chief Executive Officer of the Company.

      2.7 "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to a particular section of the Code include references to regulations and rulings thereunder and to successor provisions.

      2.8 "Committee" and "Management Committee" have the respective meanings set forth in Article 3.

      2.9 "Common Stock" means the common stock, $1.00 par value, of the Company.

      2.10 "Covered Employee" means a Grantee who, as of the date that the value of an Award is recognizable as income, is one of the group of "covered employees," within the meaning of Code Section 162(m), with respect to the Company.

      2.11 "Deferred Stock" means a right, granted under Section 9.1 or Article 13, to receive Shares at the end of a specified deferral period.

      2.12 "Director Option" means a non-qualified Option granted to a Non-Employee Director under Article 13.

      2.13 "Director Stock Grant" means Shares granted to a Non-Employee Director under Article 13.

      2.14 "Disability" means, unless otherwise defined in an Award Agreement, or as otherwise determined under procedures established by the Committee for purposes of the Plan, for purposes of the exercise of an Incentive Stock Option, a disability within the meaning of Section 22(e)(3) of the Code, and for all other purposes, disability as defined in the Company's long-term disability plan in which the Grantee participates or is eligible to participate, as determined by the Committee.

      2.15 "Dividend Equivalent" means a right to receive payments equal to interest or dividends or property, if and when paid or distributed, on a specified number of Shares.

      2.16 "Director Fees" has the meaning set forth in Section 13.5.

      2.17 "Eligible Person" means any employee (including any officer) of or potential employee (including a potential officer) of the Company or an Affiliate.

      2.18 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to a particular section of the Exchange Act include references to successor provisions.

      2.19 "Fair Market Value" means (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee, and (b) with respect to Shares, unless otherwise determined in the good faith discretion of the Committee, as of any date, (i) the closing price on the date of determination reported in the table entitled "New York Stock Exchange Composite Transactions" contained in The Wall Street Journal (or an equivalent successor table) (or, if no sale of Shares was reported for such date, on the most recent trading day prior to such date on which a sale of Shares was reported); (ii) if the Shares are not listed on the New York Stock Exchange, the closing price of the Shares on such other national exchange on which the Shares are principally traded or as reported by the National Market System, or similar organization, or if no such quotations are available, the average of the high bid and low asked quotations in the over-the-counter market as reported by the National Quotation Bureau Incorporated or similar organizations; or (iii) in the event that there shall be no public market for the Shares, the fair market value of the Shares as determined (which determination shall be conclusive) in good faith by the Committee.

      2.20 "Grant Date" means the date on which an Award is granted or, in the case of a grant to an Eligible Person, such later date as specified in advance by the Committee.

      2.21 "Grantee" means a person who has been granted an Award.

      2.22 "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code.

      2.23 "including" or "includes" means "including, without limitation," or "includes, without limitation," respectively.

      2.24 "Mature Shares" means Shares for which the holder thereof has good title, free and clear of all liens and encumbrances, and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

      2.25 "Non-Employee Director" means a member of the Board who is not an employee of the Company or any Affiliate.

      2.26 "Other Stock-Based Award" means a right, granted under Article 11 hereof, that relates to or is valued by reference to Shares or other Awards relating to Shares.

      2.27 "Option" means an option granted under Article 6 or Article 13 of the Plan.

      2.28 "Option Price" means the price at which a Share may be purchased by a Grantee pursuant to an Option.

      2.29 "Option Term" means the period beginning on the Grant Date of an Option and ending on the date such Option expires, terminates or is cancelled.

      2.30 "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Code Section 162(m) contained in Code
Section 162(m)(4)(C) (including the special provisions for options thereunder).

      2.31 "Performance Measures" has the meaning set forth in Section 4.4.

      2.32 "Performance Period" means the time period during which performance goals must be met.

      2.33 "Performance Share" and "Performance Unit" have the respective meanings set forth in Article 8.

      2.34 "Period of Restriction" means the period during which Restricted Shares are subject to forfeiture if the conditions specified in the Award Agreement are not satisfied.

      2.35 "Person" means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

      2.36 "Restricted Shares" means Shares that are subject to forfeiture if the Grantee does not satisfy the conditions specified in the Award Agreement applicable to such Shares.

      2.37 "Returned Shares" has the meaning set forth in Section 4.1.

      2.38 "Rule 16b-3" means Rule 16b-3 promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule.

      2.39 "SEC" means the United States Securities and Exchange Commission, or any successor thereto.

      2.40 "Section 16 Non-Employee Director" means a Non-Employee Director who satisfies the requirements to qualify as a "non-employee director" under Rule 16b-3.

      2.41 "Section 16 Person" means a person who is subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions involving equity securities of the Company.

      2.42 "Share" means a share of Common Stock, and such other securities of the Company as may be substituted or resubstituted for Shares pursuant to
Section 4.2 hereof.

      2.43 "Share Election" has the meaning set forth in Section 13.5.

      2.44 "Termination of Affiliation" occurs on the first day on which an individual is for any reason no longer providing services to the Company or an Affiliate in the capacity of an employee or officer, or with respect to an individual who is an employee or officer of an Affiliate, the first day on which such entity ceases to be an Affiliate of the Company.

                                   ARTICLE 3.
                                 ADMINISTRATION

      3.1 Committee.

            (a) Subject to Articles 13 and 14, and to Section 3.2, the Plan shall be administered by a committee ("Committee"). Except to the extent the Board reserves administrative powers to itself or appoints a different committee to administer the Plan, the Committee shall be (i) the Board, with respect to all Non-Employee Directors, (ii) the Compensation Committee of the Board, with respect to all executive officers of the Company and any other Eligible Person with respect to whom it elects to act as the Committee, and (iii) a committee of directors of the Board consisting of the CEO, with respect to any Eligible Person other than an executive officer of the Company, provided that if the CEO is not a member of the Board, the Compensation Committee of the Board shall act in lieu of the CEO. To the extent the Board considers it desirable to comply with Rule 16b-3 or meet the Performance-Based Exception, the Committee shall consist of two or more directors of the Company, all of whom qualify as "outside directors" within the meaning of Code Section 162(m) and Section 16 Non-Employee Directors. The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case as the Board deems appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 and the Performance-Based Exception as then in effect.

            (b) The Board or the Compensation Committee may appoint and delegate to another committee ("Management Committee") or to the CEO any or all of the authority of the Board or the Committee, as applicable, with respect to Awards to Grantees other than Grantees who are executive officers, Non-Employee Directors, or are (or are expected to be) Covered Employees and/or are Section 16 Persons at the time any such delegated authority is exercised.

            (c) Unless the context requires otherwise, any references herein to "Committee" include references to the Board, the Management Committee or the CEO, as applicable.

      3.2 Powers of Committee. Subject to and consistent with the provisions of the Plan (including Article 13), the Committee has full and final authority and sole discretion as follows; provided that any such authority or discretion exercised with respect to a specific Non-Employee Director shall be approved by the affirmative vote of a majority of the members of the Board, even if not a quorum, but excluding the Non-Employee Director with respect to whom such authority or discretion is exercised:

            (a) to determine when, to whom and in what types and amounts Awards should be granted; provided that grants to Non-Employee Directors shall be made solely pursuant to Article 13;

            (b) to grant Awards to Eligible Persons in any number, and to determine the terms and conditions applicable to each Award (including the number of shares or the amount of cash or other property to which an Award will relate, any exercise price, grant price or purchase price, any limitation or restriction, any schedule for or performance conditions relating to the earning of the Award or the lapse of limitations, forfeiture restrictions, restrictions on exercisability or transferability, any performance goals including those relating to the Company and/or an Affiliate and/or any division thereof and/or an individual, and/or vesting based on the passage of time, based in each case on such considerations as the Committee shall determine);

            (c) to determine the benefit payable under any Performance Unit, Performance Share, Dividend Equivalent, or Other Stock-Based Award and to determine whether any performance or vesting conditions have been satisfied;

            (d) to determine whether or not specific Awards shall be granted in connection with other specific Awards, and if so, whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards and all other matters to be determined in connection with an Award;

            (e) to determine the Option Term;

            (f) to determine the amount, if any, that a Grantee shall pay for Restricted Shares, whether to permit or require the payment of cash dividends thereon to be deferred and the terms related thereto, when Restricted Shares (including Restricted Shares acquired upon the exercise of an Option) shall be forfeited and whether such shares shall be held in escrow;

            (g) to determine whether, to what extent and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited or surrendered or any terms of the Award may be waived, and to accelerate the exercisability of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time;

            (h) to determine with respect to Awards granted to Eligible Persons whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award will be deferred either automatically (whether to limit loss of deductions pursuant to Code Section 162(m) or otherwise), at the election of the Committee or at the election of the Grantee;

            (i) to offer to exchange or buy out any previously granted Award for a payment in cash, Shares or other Award;

            (j) to construe and interpret the Plan and to make all determinations, including factual determinations, necessary or advisable for the administration of the Plan;

            (k) to make, amend, suspend, waive and rescind rules and regulations relating to the Plan;

            (l) to appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

            (m) to determine the terms and conditions of all Award Agreements applicable to Eligible Persons (which need not be identical) and, with the consent of the Grantee, to amend any such Award Agreement at any time, among other things, to permit transfers of such Awards to the extent permitted by the Plan; provided that the consent of the Grantee shall not be required for any amendment (i) which does not adversely affect the rights of the Grantee, or (ii) which is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new applicable law or change in an existing applicable law, or (iii) to the extent the Award Agreement specifically permits amendment without consent;

            (n) to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor;

            (o) to make such adjustments or modifications to Awards or to adopt such sub-plans for Grantees working outside the United States as are advisable to fulfill the purposes of the Plan;

            (p) to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee;

            (q) to make adjustments in the terms and conditions of, and the criteria in, Awards in recognition of unusual or nonrecurring events (including events described in Section 4.2) affecting the Company or an Affiliate or the financial statements of the Company or an Affiliate, or, subject to Article 13 for Awards granted pursuant to Article 13, in response to changes in applicable laws, regulations or accounting principles; provided, however, that in no event shall such adjustment increase the value of an Award for a person expected to be a Covered Employee for whom the Committee desires to have the Performance-Based Exception apply;

            (r) to correct any defect or supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, the rules and regulations, and Award Agreement or any other instrument entered into or relating to an Award under the Plan; and

            (s) to take any other action with respect to any matters relating to the Plan for which it is responsible and to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

      Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, its Affiliates, any Grantee, any person claiming any rights under the plan from or through any Grantee, and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any Affiliate the authority, subject to such terms as the Committee shall determine, to perform specified functions under the Plan (subject to Sections 4.3 and 5.7(c)).

                                   ARTICLE 4.
        SHARES SUBJECT TO THE PLAN, MAXIMUM AWARDS, AND 162(m) COMPLIANCE

      4.1 Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2, the number of Shares hereby reserved for delivery under the Plan shall be the sum of fourteen million (14,000,000) plus (a) the number of Shares under The Williams Companies, Inc. Stock Plan for Nonofficer Employees which are available (not subject to outstanding Awards granted thereunder and not delivered out of the Shares reserved thereunder) as of the date of stockholder approval of this Plan ("Unused Shares") plus the number of Shares which become available under such plan after the date of stockholder approval of this Plan pursuant to forfeiture, termination, application as payment for an Award or to satisfy tax withholding, lapse or satisfaction of an Award in cash or property other than Shares ("Returned Shares"), (b) the number of Unused Shares plus the number of Returned Shares under The Williams International Stock Plan, (c) the number of Unused Shares plus the number of Returned Shares under The Williams Companies, Inc. 1996 Stock Plan for Non-Employee Directors, and (d) the number of Unused Shares plus the number of Returned Shares under The Williams Companies, Inc. 1996 Stock Plan as in effect immediately prior to its amendment to become the Plan. In addition, (a) the number of Returned Shares under any of The Williams Companies, Inc. stock plans shall be reserved for delivery under the Plan, and (b) the number of shares underlying options cancelled pursuant to the Exchange Program described in Section 1.4, whether or not such options were granted under the Plan, shall be reserved for delivery under the Plan; provided that the additional number of shares so reserved shall not exceed two million five hundred thousand (2,500,000). The number of Shares available for delivery pursuant to stock-based Awards other than Options shall not exceed twenty-five percent (25%) of the total number of Shares deliverable under the Plan. The number of Shares available for delivery pursuant to Incentive Stock Options shall be the number determined under the first sentence of this Section 4.1, reduced by the aggregate number of Returned Shares.

      The Committee shall from time to time determine the appropriate methodology for calculating the number of Shares to which an Award relates pursuant to the Plan.

      If any Shares subject to an Award granted hereunder are forfeited or such Award otherwise terminates without the delivery of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan. If any Shares subject to an Award granted hereunder are withheld, applied as payment, or sold and the proceeds thereof applied as payment in connection with the exercise of an Award or the withholding or payment of taxes related thereto, such Shares, to the extent of any such withholding or payment, shall again be available for grant under the Plan. Shares delivered pursuant to the Plan may be, in whole or in part, authorized and unissued Shares, or treasury Shares, including Shares repurchased by the Company for purposes of the Plan.

      4.2 Adjustments in Authorized Shares and Awards. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, forward or reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other securities of the Company or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that any adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (a) the number and type of Shares (or other securities or property) with respect to which Awards may be granted,
(b) the number and type of Shares (or other securities or property) subject to outstanding Awards, (c) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, (d) the number and kind of Shares of outstanding Restricted Shares or relating to any other outstanding Award in connection with which Shares are subject, and (e) the number of Shares with respect to which Awards may be granted to a Grantee, as set forth in Section 4.3; provided, in each case, that with respect to Awards of Incentive Stock Options intended to continue to qualify as Incentive Stock Options after such adjustment, no such adjustment shall be authorized to the extent that such adjustment would cause the Plan to violate Section 422(b)(1) of the Code; and provided further that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

      4.3 Compliance with Section 162(m) of the Code. To the extent the Committee determines that compliance with the Performance-Based Exception is desirable, the following shall apply:

            (a) Section 162(m) Compliance. All Awards granted to persons the Committee believes likely to be Covered Employees shall comply with the requirements of the Performance-Based Exception; provided, however, that to the extent Code Section 162(m) requires periodic shareholder approval of performance measures, such approval shall not be required for the continuation of the Plan or as a condition to grant any Award hereunder after such approval is required. In addition, in the event that changes are made to Code Section 162(m) to permit flexibility with respect to the Award or Awards available under the Plan, the Committee may, subject to this Section 4.3, make any adjustments to such Awards as it deems appropriate.

            (b) Annual Individual Limitations. During any calendar year, no Grantee may be granted Awards (other than Awards that cannot be satisfied in Shares) with respect to more than two million (2,000,000) Shares, subject to adjustment as provided in Section 4.2. The maximum potential value of Awards to be settled in cash or property (other than Shares) that may be granted with respect to any calendar year (or the Company's fiscal year, if the Company's fiscal year is not the calendar year) to any Grantee expected to be a Covered Employee (regardless of when such Award is settled) shall not exceed $10,000,000. (Thus, Awards that accrue over more than one calendar year (or fiscal year) may exceed the one-year grant limit in the prior sentence at the time of payment or settlement.)

      4.4 Performance-Based Exception Under Section 162(m). Unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Section 4.4, for Awards (other than Options) designed to qualify for the Performance-Based Exception, the objective Performance Measure(s) shall be chosen from among the following:

            (a) Earnings (either in the aggregate or on a per-share basis);

            (b) Net income;

            (c) Operating income;

            (d) Operating profit;

            (e) Cash flow;

            (f) Stockholder returns (including return on assets, investments, equity, or gross sales) (including income applicable to common stockholders or other class of stockholders);

            (g) Return measures (including return on assets, equity, or sales);

            (h) Earnings before or after either, or any combination of, interest, taxes, depreciation or amortization (EBITDA);

            (i) Gross revenues;

            (j) Share price (including growth measures and total stockholder return or attainment by the Shares of a specified value for a specified period of time);

            (k) Reductions in expense levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more business units;

            (l) Net economic value;

            (m) Market share;

            (n) Annual net income to common stock;

            (o) Earnings per share;

            (p) Annual cash flow provided by operations;

            (q) Changes in annual revenues;

            (r) Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, objectively identified project milestones, production volume levels, cost targets, and goals relating to acquisitions or divestitures;

            (s) Economic value added;

            (t) Sales;

            (u) Costs;

            (v) Results of customer satisfaction surveys;

            (w) Aggregate product price and other product price measures;

            (x) Safety record;

            (y) Service reliability;

            (z) Operating and maintenance cost management;

            (aa) Energy production availability performance measures;

            (bb) Debt rating; and/or

            (cc) Achievement of business or operational goals such as market share and/or business development;

provided that subsections (a) through (g) may be measured on a pre- or post-tax basis; and provided further that the Committee may, on the Grant Date of an Award intended to comply with the Performance-Based Exception, and in the case of other grants, at any time, provide that the formula for such Award may include or exclude items to measure specific objectives, such as losses from discontinued operations, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, foreign exchange impacts and any unusual, nonrecurring gain or loss. For Awards intended to comply with the Performance-Based Exception, the Committee shall set the Performance Measures within the time period prescribed by Section 162(m) of the Code. The levels of performance required with respect to Performance Measures may be expressed in absolute or relative levels and may be based upon a set increase, set positive result, maintenance of the status quo, set decrease or set negative result. Perform-ance Measures may differ for Awards to different Grantees. The Committee shall specify the weighting (which may be the same or different for multiple objectives) to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. Any one or more of the Performance Measures may apply to the Grantee, a department, unit, division or function within the Company or any one or more Affiliates; and may apply either alone or relative to the performance of other businesses or individuals (including industry or general market indices).

      The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided, however, that Awards which are designed to qualify for the Performance-Based Exception may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward). The Committee may not delegate any responsibility with respect to Awards intended to qualify for the Performance-Based Exception. All determinations by the Committee as to the achievement of the Performance Measure(s) shall be in writing prior to payment of the Award.

      In the event that applicable laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, and still qualify for the Performance-Based Exception, the Committee shall have sole discretion to make such changes without obtaining stockholder approval.

                                   ARTICLE 5.
                  ELIGIBILITY AND GENERAL CONDITIONS OF AWARDS

      5.1 Eligibility. The Committee may in its discretion grant Awards to any Eligible Person, whether or not he or she has previously received an Award. Each Person who, on any date on which an Award is to be granted pursuant to Article 13, is a Non-Employee Director automatically shall be granted an Award pursuant to Article 13 on such date.

      5.2 Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement.

      5.3 General Terms and Termination of Affiliation. The Committee may impose on any Award or the exercise or settlement thereof, at the date of grant or, subject to the provisions of Section 14.2, thereafter, such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine, including terms requiring forfeiture, acceleration or pro-rata acceleration of Awards in the event of a Termination of Affiliation by the Grantee. Except as may be required under the Delaware General Corporation Law, Awards may be granted for no consideration other than prior and future services. Except as otherwise determined by the Committee pursuant to this Section 5.3, all Awards that have not been exercised subject to a risk of forfeiture, subject to deferral by the Committee (and not voluntary deferral by the Grantee), subject to vesting, or have outstanding Performance Periods at the time of a Termination of Affiliation shall be forfeited to the Company.

      5.4 Nontransferability of Awards.

            (a) Each Award and each right under any Award shall be exercisable only by the Grantee during the Grantee's lifetime, or, if permissible under applicable law, by the Grantee's guardian or legal representative or by a transferee receiving such Award pursuant to a qualified domestic relations order (a "QDRO") as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974 as amended, or the rules thereunder.

            (b) No Award (prior to the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Shares, to the Company) or pursuant to a QDRO, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

            (c) Notwithstanding subsections (a) and (b) above, to the extent provided in the Award Agreement, Director Options, Deferred Stock, and Awards other than Incentive Stock Options, may be transferred to one or more trusts or persons during the lifetime of the Grantee in connection with the Grantee's estate planning, and may be exercised by such transferee in accordance with the terms of such Award. If so determined by the Committee, a Grantee may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Grantee, and to receive any distribution with respect to any Award upon the death of the Grantee. A transferee, beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Grantee shall be subject to and consistent with the provisions of the Plan and any applicable Award Agreement, except to the extent the Plan and Award Agreement otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.

            (d) Nothing herein shall be construed as requiring the Committee to honor a QDRO except to the extent required under applicable law.

      5.5 Cancellation and Rescission of Awards. Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold, or otherwise limit or restrict any unexercised Award at any time if the Grantee is not in compliance with all applicable provisions of the Award Agreement and the Plan or if the Grantee has a Termination of Affiliation.

      5.6 Stand-Alone, Tandem and Substitute Awards.

            (a) Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award granted under The Williams Companies, Inc. Stock Plan for Nonofficer Employees or The Williams International Stock Plan, or any other plan of the Company or any Affiliate; provided that if the stand-alone, tandem or substitute Award is intended to qualify for the Performance-Based Exception, it must separately satisfy the requirements of the Performance-Based Exception. In connection with the Company's acquisition, however effected, of another corporation or entity (the "Acquired Entity") or the assets thereof, the Committee may, at its discretion, grant Awards ("Substitute Awards") associated with the stock or other equity interest in such Acquired Entity ("Acquired Entity Award") held by a Grantee immediately prior to such Acquisition in order to preserve for Grantee the economic value of all or a portion of such Acquired Entity Award at such price as the Committee determines necessary to achieve preservation of economic value. If an Award is granted in substitution for another Award or any non-Plan award or benefit, the Committee shall require the surrender of such other Award or non-Plan award or benefit in consideration for the grant of the new Award. Awards granted in addition to or in tandem with other Awards or non-Plan awards or benefits may be granted either at the same time as or at a different time from the grant of such other Awards or non-Plan awards or benefits. The Option Price of any Option or the purchase price of any other Award conferring a right to purchase Shares:

                  (i) If granted in substitution for an outstanding Award or non-Plan award or benefit, shall be either not less than the Fair Market Value of Shares at the date such substitute Award is granted or not less than such Fair Market Value at that date reduced to reflect the Fair Market Value of the Award or award required to be surrendered by the Grantee as a condition to receipt of a substitute Award; or

                  (ii) If granted retroactively in tandem with an outstanding
            Award or an award granted under another plan, shall be either not less than the Fair Market Value of Shares at the date of grant of the later Award or the Fair Market Value of Shares at the date of grant of the earlier Award or award granted under such other plan.

            (b) The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate in the circumstances, grant Awards under the Plan in substitution for stock and stock-based Awards held by employees of another corporation who become employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the employing corporation.

      5.7 Compliance with Rule 16b-3.

            (a) Six-Month Holding Period Advice. Unless a Grantee could otherwise dispose of or exercise a derivative security or dispose of Shares delivered under the Plan without incurring liability under Section 16(b) of the Exchange Act, the Committee may advise or require a Grantee to comply with the following in order to avoid incurring liability under Section 16(b): (i) at least six months must elapse from the date of acquisition of a derivative security under the Plan to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security, and
(ii) Shares granted or awarded under the Plan other than upon exercise or conversion of a derivative security must be held for at least six months from the date of grant of an Award.

            (b) Reformation to Comply with Exchange Act Rules. To the extent the Committee determines that a grant or other transaction by a Section 16 Person should comply with applicable provisions of Rule 16b-3 (except for transactions exempted under alternative Exchange Act rules), the Committee shall take such actions as necessary to make such grant or other transaction so comply, and if any provision of this Plan or any Award Agreement relating to a given Award does not comply with the requirements of Rule 16b-3 as then applicable to any such grant or transaction, such provision will be construed or deemed amended, if the Committee so determines, to the extent necessary to conform to the then applicable requirements of Rule 16b-3.

            (c) Rule 16b-3 Administration. Any function relating to a Section 16 Person shall be performed solely by the Committee or the Board if necessary to ensure compliance with applicable requirements of Rule 16b-3, to the extent the Committee determines that such compliance is desired. Each member of the Committee or person acting on behalf of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer, manager or other employee of the Company or any Affiliate, the Company's independent certified public accountants or any executive compensation consultant or attorney or other professional retained by the Company to assist in the administration of the Plan.

      5.8 Deferral of Award Payouts. The Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due by virtue of the exercise of an Option, the lapse or waiver of restrictions with respect to Restricted Shares, the satisfaction of any requirements or goals with respect to Performance Units or Performance Shares, the lapse or waiver of the deferral period for Deferred Stock, or the lapse or waiver of restrictions with respect to Other Stock-Based Awards. If any such deferral is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals. Except as otherwise provided in an Award Agreement, any payment or any Shares that are subject to such deferral shall be made or delivered to the Grantee upon the Grantee's Termination of Affiliation.

                                   ARTICLE 6.
                                  STOCK OPTIONS

      6.1 Grant of Options. Subject to and consistent with the provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

      6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the Option Term, the number of Shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions as the Committee shall determine.

      6.3 Option Price. The Option Price of an Option under this Plan shall be determined in the sole discretion of the Committee, and shall be at least equal to 100% of the Fair Market Value of a Share on the Grant Date. Subject to the adjustment allowed under Section 4.2, neither the Committee nor the Board shall have the authority or discretion to change the Option Price of any outstanding Option.

      6.4 Grant of Incentive Stock Options. At the time of the grant of any Option, the Committee may in its discretion designate that such Option shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option. Any Option designated as an Incentive Stock Option:

            (a) shall be granted only to an employee of the Company or a Subsidiary Corporation (as defined below);

            (b) shall have an Option Price of not less than 100% of the Fair Market Value of a Share on the Grant Date, and, if granted to a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Subsidiary Corporation (a "10% Owner"), have an Option Price not less than 110% of the Fair Market Value of a Share on its Grant Date;

            (c) shall be for a period of not more than 10 years (five years if the Grantee is a 10% Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

            (d) shall not have an aggregate Fair Market Value (as of the Grant
Date) of the Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other stock option plan of the Grantee's employer or any parent or Subsidiary Corporation ("Other Plans")) are exercisable for the first time by such Grantee during any calendar year ("Current Grant"), determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the "$100,000 Limit");

            (e) shall, if the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the Current Grant and all Incentive Stock Options previously granted under the Plan and any Other Plans which are exercisable for the first time during a calendar year ("Prior Grants") would exceed the $100,000 Limit, be exercisable as follows:

                  (i) the portion of the Current Grant which would, when added to any Prior Grants, be exercisable with respect to Shares which would have an aggregate Fair Market Value (determined as of the respective Grant Date for such options) in excess of the $100,000 Limit shall, notwithstanding the terms of the Current Grant, be exercisable for the first time by the Grantee in the first subsequent calendar year or years in which it could be exercisable for the first time by the Grantee when added to all Prior Grants without exceeding the $100,000 Limit; and

                  (ii) if, viewed as of the date of the Current Grant, any
            portion of a Current Grant could not be exercised under the preceding provisions of this Section during any calendar year commencing with the calendar year in which it is first exercisable through and including the last calendar year in which it may by its terms be exercised, such portion of the Current Grant shall not be an Incentive Stock Option, but shall be exercisable as a separate option at such date or dates as are provided in the Current Grant;

            (f) shall be granted within 10 years from the earlier of the date this amendment and restatement is adopted by the Board or the date the Plan is approved by the stockholders of the Company;

            (g) shall require the Grantee to notify the Committee of any disposition of any Shares delivered pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to holding periods and certain disqualifying dispositions) ("Disqualifying Disposition"), within 10 days of such a Disqualifying Disposition; and

            (h) shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee's lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a beneficiary to exercise his or her Incentive Stock Option after the Grantee's death.

      For purposes of this Section 6.4, "Subsidiary Corporation" means a corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of granting the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. Notwithstanding the foregoing and Section 3.2, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option.

      6.5 Payment. Except as otherwise provided by the Committee in an Award Agreement, Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares made by any one or more of the following means, subject to the approval of the
Committee:

            (a) cash, personal check or wire transfer;

            (b) Mature Shares, valued at their Fair Market Value on the date of exercise;

            (c) with the approval of the Committee, Restricted Shares held by the Grantee for at least six months prior to the exercise of the Option, each such share valued at the Fair Market Value of a Share on the date of exercise; or

            (d) subject to applicable law, pursuant to procedures previously approved by the Company, through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise.

The Committee may in its discretion specify that, if any Restricted Shares ("Tendered Restricted Shares") are used to pay the Option Price, (x) all the Shares acquired on exercise of the Option shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option, or (y) a number of Shares acquired on exercise of the Option equal to the number of Tendered Restricted Shares shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option.

                                   ARTICLE 7.
                                RESTRICTED SHARES

      7.1 Grant of Restricted Shares. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Shares to any Eligible Person in such amounts as the Committee shall determine.

      7.2 Award Agreement. Each grant of Restricted Shares shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Restricted Shares granted, and such other provisions as the Committee shall determine. The Committee may impose such conditions and/or restrictions on any Restricted Shares granted pursuant to the Plan as it may deem advisable, including restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable securities laws; provided that such conditions and/or restrictions may lapse, if so determined by the Committee, in the event of the Grantee's Termination of Affiliation due to death, disability, normal or approved early retirement, or involuntary termination by the Company or an Affiliate without "cause".

      7.3 Consideration for Restricted Shares. The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Shares, subject to the following sentence. Except with respect to Restricted Shares that are treasury shares, for which no payment need be required, the Committee shall require the Grantee to pay at least the par value of a Share for each Restricted Share. Such payment shall be made in full by the Grantee before the delivery of the Shares and in any event no later than 10 business days after the Grant Date for such Shares.

      7.4 Effect of Forfeiture. If Restricted Shares are forfeited, and if the Grantee was required to pay for such shares or acquired such Restricted Shares upon the exercise of an Option, the Grantee shall be deemed to have resold such Restricted Shares to the Company at a price equal to the lesser of (x) the amount paid by the Grantee for such Restricted Shares, or (y) the Fair Market Value of a Share on the date of such forfeiture. The Company shall pay to the Grantee the deemed sale price as soon as is administratively practical. Such Restricted Shares shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company's tender of payment for such Restricted Shares.

      7.5 Escrow; Legends. The Committee may provide that the certificates for any Restricted Shares (x) shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Shares become nonforfeitable or are forfeited or (y) shall bear an appropriate legend restricting the transfer of such Restricted Shares. If any Restricted Shares become nonforfeitable, the Company shall cause certificates for such shares to be delivered without such legend.

                                   ARTICLE 8.
                    PERFORMANCE UNITS AND PERFORMANCE SHARES

      8.1 Grant of Performance Units and Performance Shares. Subject to and consistent with the provisions of the Plan, Performance Units or Performance Shares may be granted to any

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

Eligible Person in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

      8.2 Value/Performance Goals. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid to the Grantee. With respect to Covered Employees and to the extent the Committee deems it appropriate to comply with Section 162(m) of the Code, all performance goals shall be objective Performance Measures satisfying the requirements for the Performance-Based Exception, and shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

            (a) Performance Unit. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.

            (b) Performance Share. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.

      8.3 Earning of Performance Units and Performance Shares. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to payment based on the level of achievement of performance goals set by the Committee. If a Performance Unit or Performance Share Award is intended to comply with the Performance-Based Exception, the Committee shall certify the level of achievement of the performance goals in writing before the Award is settled.

      At the discretion of the Committee, the settlement of Performance Units or Performance Shares may be in cash, Shares of equivalent value, or in some combination thereof, as set forth in the Award Agreement.

      If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines the performance goals or Performance Period are no longer appropriate, the Committee may adjust, change, eliminate or cancel the performance goals or the applicable Performance Period as it deems appropriate in order to make them appropriate and comparable to the initial performance goals or Performance Period.

      At the discretion of the Committee, a Grantee may be entitled to receive any dividends or Dividend Equivalents declared with respect to Shares deliverable in connection with grants of Performance Units or Performance Shares which have been earned, but not yet delivered to the Grantee. In addition, a Grantee may, at the discretion of the Committee, be entitled to exercise his or her voting rights with respect to such Shares.

                                   ARTICLE 9.
                                 DEFERRED STOCK

      9.1 Grant of Deferred Stock. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Deferred Stock to any Eligible Person, in such amount and upon such terms as the Committee shall determine.

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

      9.2 Delivery and Limitations. Delivery of Shares will occur upon expiration of the deferral period specified for the Award of Deferred Stock by the Committee. In addition, an Award of Deferred Stock shall be subject to such limitations as the Committee may impose, which limitations may lapse at the expiration of the deferral period or at other specified times, separately or in combination, in installments or otherwise, as the Committee shall determine at the time of grant or thereafter. A Grantee awarded Deferred Stock will have no voting rights and will have no rights to receive dividends in respect of Deferred Stock, unless and only to the extent that the Committee shall award Dividend Equivalents in respect of such Deferred Stock.

      9.3 Forfeiture. Except as otherwise determined by the Committee, upon Termination of Affiliation during the applicable deferral period, Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Grantee) shall be forfeited.

                                   ARTICLE 10.
                              DIVIDEND EQUIVALENTS

      The Committee is authorized to grant Awards of Dividend Equivalents alone or in conjunction with other Awards. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares or additional Awards or otherwise reinvested.

                                   ARTICLE 11.
                            OTHER STOCK-BASED AWARDS

      The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan including Shares awarded which are not subject to any restrictions or conditions, convertible or exchangeable debt securities or other rights convertible or exchangeable into Shares, Awards valued by reference to the value of securities of or the performance of specified Affiliates, and Awards payable in securities of Affiliates. Subject to and consistent with the provisions of the Plan, the Committee shall determine the terms and conditions of such Awards. Except as provided by the Committee, Shares delivered pursuant to a purchase right granted under this Article 11 shall be purchased for such consideration, paid for by such methods and in such forms, including cash, Shares, outstanding Awards or other property, as the Committee shall determine.

                                   ARTICLE 12.
                                CHANGE IN CONTROL

      12.1 Acceleration of Exercisability and Lapse of Restrictions. If, within two (2) years following a Change in Control, but not during a Merger of Equals Period, a Grantee has a Termination of Affiliation with the Company and the Company's Affiliates (excluding any transfer to the Company or its Affiliates) voluntarily for Good Reason, or involuntarily (other than due to Cause, death, Disability, or Retirement) the following acceleration provisions shall apply to Awards other than Awards granted under Article 13:

            (a) All outstanding Awards pursuant to which the Grantee may have rights the exercise of which is restricted or limited shall become fully exercisable, except to the extent otherwise provided in Section 5.7(a); unless the right to lapse restrictions or limitations is waived or deferred by a Grantee prior to such lapse, all restrictions or limitations (including risks of forfeiture) on outstanding Awards subject to restrictions or limitations under the Plan shall lapse; and all performance criteria and other conditions to payment of Awards under which payments of cash, Shares or other property are subject to conditions shall be deemed to be achieved or fulfilled and shall be waived by the Company, except to the extent otherwise provided in Section 5.7(a); and

            (b) In the event that any Award is subject to limitations under
Section 5.7(a) at the time of a Change in Control, then, solely for the purpose of determining the rights of the Grantee with respect to such Award, a Change in Control will be deemed to occur at the close of business on the first business day following the date on which the limitations on such Award under Section 5.7(a) have expired. In addition, notwithstanding any other provision of the Plan or any outstanding Award Agreement, Awards in the form of nonqualified stock options which are accelerated under this Section 12.1 shall be exercisable after a Grantee's Termination of Affiliation for a period equal to the lesser of
(i) the remaining term of each nonqualified option; or (ii) eighteen (18) months.

      12.2 Definitions. For purposes of this Article 12, the following terms shall have the meanings set forth below:

            (a) "Cause" means, from and after the occurrence of a Change in Control, unless otherwise defined in an Award Agreement or individual Change in Control severance agreement, the occurrence of any one or more of the following, as determined in the good faith and reasonable judgment of the Committee:

                  (i) willful failure by a Grantee to substantially perform his or her duties (as they existed immediately prior to a Change in Control), other than any such failure resulting from a Disability; or

                  (ii) Grantee's conviction of or plea of nolo contendere to a crime involving fraud, dishonesty or any other act constituting a felony involving moral turpitude or causing material harm, financial or otherwise, to the Company or an Affiliate; or

                  (iii) Grantee's willful or reckless material misconduct in the performance of his duties which results in an adverse effect on the Company, the Subsidiary or an Affiliate; or

                  (iv) Grantee's willful or reckless violation or disregard of the code of business conduct or other published policy of the Company or an Affiliate; or

                  (v) Grantee's habitual or gross neglect of duties.

            (b) "Change Date" means, with respect to an Award, the date on which a Change in Control first occurs while the Award is outstanding.

            (c) "Change in Control" means, unless otherwise defined in an Award Agreement or individual Change in Control severance agreement, the occurrence of any one or more of the following:

                  (i) any person (as such term is used in Rule 13d-5 of the SEC under the Exchange Act) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than an Affiliate or any employee benefit plan (or any related trust) sponsored or maintained by the Company or any of its Affiliates (a "Related Party"), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of 20% or more of the common stock of the Company or of Voting Securities representing 20% or more of the combined voting power of all Voting Securities of the Company, except that no Change in Control shall be deemed to have occurred solely by reason of such beneficial ownership by a Person (a "Similarly Owned Company") with respect to which both more than 75% of the common stock of such Person and Voting Securities representing more than 75% of the combined voting power of the Voting Securities of such Person are then owned, directly or indirectly, by the persons who were the direct or indirect owners of the common stock and Voting Securities of the Company immediately before such acquisition, in substantially the same proportions as their ownership, immediately before such acquisition, of the common stock and Voting Securities of the Company, as the case may be; or

                  (ii) the Company's Incumbent Directors (determined using the date of the Award as the baseline date) cease for any reason to constitute at least a majority of the directors of the Company then serving; or

                  (iii) consummation of a merger, reorganization,
            recapitalization, consolidation, or similar transaction (any of the foregoing, a "Reorganization Transaction"), other than a Reorganization Transaction that results in the Persons who were the direct or indirect owners of the outstanding common stock and Voting Securities of the Company immediately before such Reorganization Transaction becoming, immediately after the consummation of such Reorganization Transaction, the direct or indirect owners, of both at least 65% of the then-outstanding common stock of the Surviving Corporation and Voting Securities representing at least 65% of the combined voting power of the then-outstanding Voting Securities of the Surviving Corporation, in substantially the same respective proportions as such Persons' ownership of the common stock and Voting Securities of the Company immediately before such Reorganization Transaction; or

                  (iv) approval by the stockholders of the Company of a plan or agreement for the sale or other disposition of all or substantially all of the consolidated assets of the Company or a plan of complete liquidation of the Company, other than any such transaction that would result in (i) a Related Party owning or acquiring more than 50% of the assets owned by the Company immediately prior to the transaction or (ii) the Persons who were the direct or indirect owners of the outstanding common stock and Voting Securities of the Company immediately before such transaction becoming, immediately after the consummation of such transaction, the direct or indirect owners, of more than 50% of the assets owned by the Company immediately prior to the transaction.

Notwithstanding the occurrence of any of the foregoing events, a Change in Control shall not occur with respect to a Grantee if, in advance of such event, the Grantee agrees in writing that such event shall not constitute a Change in Control.

            (d) "Good Reason" means, unless otherwise defined in an Award Agreement or individual Change in Control severance agreement, the occurrence, within two years following a Change in Control (other than during a Merger of Equals Period) and without a Grantee's prior written consent, of any one or more of the following:

                  (i) a material adverse reduction in the nature or scope of the
            Grantee's duties from the most significant of those assigned at any time in the 90-day period prior to a Change in Control; or

                  (ii) a significant reduction in the authority and
            responsibility assigned to the Grantee; or

                  (iii) any reduction in or failure to pay Grantee's base
            salary; or

                  (iv) a material reduction of Grantee's aggregate compensation and/or aggregate benefits from the amounts and/or levels in effect on the Change Date, unless such reduction is part of a policy applicable to peer employees of the Employer and of any successor entity; or

                  (v) a requirement by the Company or an Affiliate that the
            Grantee's principal duties be performed at a location more than fifty (50) miles from the location where the Grantee was employed immediately preceding the Change in Control, without the Grantee's consent (except for travel reasonably required in the performance of the Grantee's duties); provided such new location is farther from Grantee's residence than the prior location.

Notwithstanding anything in this Article 12 to the contrary, no act or omission shall constitute grounds for "Good Reason":

                  (i) Unless, at least 30 days prior to his termination, Grantee gives a written notice to the Company or the Affiliate that employs Grantee of his intent to terminate his employment for Good Reason which describes the alleged act or omission giving rise to Good Reason; and

                  (ii) Unless such notice is given within 90 days of Grantee's first actual knowledge of such act or omission, or if such act or omission would not constitute Good Reason during a Merger of Equals Period, unless Grantee's termination date is within 90 days after the first date on which he first obtained actual knowledge of the fact that the Merger of Equals Period has ended; and

                  (iii) Unless the Company or the Affiliate that employs Grantee fails to cure such act or omission within the 30 day period after receiving such notice.

Further, no act or omission shall be "Good Reason" if Grantee has consented in writing to such act or omission.

            (e) "Incumbent Directors" means, determined as of any date by reference to any baseline date:

                  (i) the members of the Board on the date of such determination who have been members of the Board since such baseline date; and

                  (ii) the members of the Board on the date of such
            determination who were appointed or elected after such baseline date and whose election, or nomination for election by stockholders of the Company or the Surviving Corporation, as applicable, was approved by a vote or written consent of two-thirds (or by a simple majority for purposes of subsection (b) of the definition of "Merger of Equals") of the directors comprising the Company's Incumbent Directors on the date of such vote or written consent, but excluding each such member whose initial assumption of office was in connection with (i) an actual or threatened election contest, including a consent solicitation, relating to the election or removal of one or more members of the Board, (ii) a "tender offer" (as such term is used in Section 14(d) of the Exchange Act), (iii) a proposed Reorganization Transaction, or (iv) a request, nomination or suggestion of any beneficial owner of Voting Securities representing 20% or more of the aggregate voting power of the Voting Securities of the Company or the Surviving Corporation, as applicable.

            (f) "Merger of Equals" means, as of any date, a Reorganization Transaction that, notwithstanding the fact that such transaction may also qualify as a Change in Control, satisfies all of the conditions set forth in subsections (i), (ii) and (iii) below:

                  (i) less than 65%, but not less than 50%, of the common stock of the Surviving Corporation outstanding immediately after the consummation of the Reorganization Transaction, together with Voting Securities representing less than 65%, but not less than 50%, of the combined voting power of all Voting Securities of the Surviving Corporation outstanding immediately after such consummation are owned, directly or indirectly, by the persons who were the owners directly or indirectly of the common stock and Voting Securities of the Company immediately before such consummation in substantially the same proportions as their respective direct or indirect ownership, immediately before such consummation, of the common stock and Voting Securities of the Company, respectively; and

                  (ii) the Company's Incumbent Directors (determined using the date immediately preceding the consummation date of the Reorganization Transaction as the baseline date) shall, throughout the period beginning on the date of such con-summation and ending on the second anniversary of such consummation date, continue to constitute not less than 50% of the members of the Board; and

                  (iii) the person who was the CEO immediately prior to the
            consummation of the Reorganization Transaction shall serve as the Chief Executive Officer of the Surviving Corporation at all times during the period commencing on such consummation, and ending on the first anniversary of the date of such consummation;

provided, however, that a Reorganization Transaction that qualifies as a Change in Control and a Merger of Equals shall cease to qualify as a Merger of Equals and shall instead qualify as a Change in Control that is not a Merger of Equals from and after the first date within the two-year period following the Change in Control (such date, the "Merger of Equals Cessation Date") as of which any one or more of the following shall occur for any reason:

                  (i) any condition of subsection (i) of this Section shall for any reason not be satisfied immediately after the consummation of the Reorganization Transaction; or

                  (ii) as of the close of business on any date on or after the consummation of the Reorganization Transaction and before the second anniversary of the Change Date, any condition of subsections (i) and/or (ii) of this Section shall not be satisfied; or

                  (iii) on any date prior to the first anniversary of the
            consummation of the Reorganization Transaction, the Company shall make a filing with the SEC, issue a press release, or make a public announcement to the effect that the CEO has resigned or will resign or be terminated, other than on account of a scheduled retirement, or the Company is seeking or intends to seek a replacement for the then-CEO, whether such resignation, termination or replacement is to become effective before or after such first anniversary of the consummation of the Reorganization Transaction.

            (g) "Merger of Equals Period" means the period commencing on the date of a Merger of Equals and ending the earlier of the Merger of Equals Cessation Date (as defined in Section 12.2(f)) or two years following the Change Date.

            (h) "Retirement" shall have the meaning ascribed to such term in the Company's governing tax-qualified retirement plan applicable, or if no such plan is applicable to the Grantee, at the discretion of the Committee.

            (i) "Surviving Corporation" means the corporation resulting from a Reorganization Transaction or, if securities representing at least 50% of the aggregate voting power of all Voting Securities of such resulting corporation are directly or indirectly owned by another corporation, such other corporation.

            (j) "Voting Securities" of a corporation means securities of such corporation that are entitled to vote generally in the election of directors of such corporation.

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

      12.3 Flexibility to Amend. The provisions of this Article 12 and any Award Agreement may be modified at any time prior to a Change in Control, without the consent of the Grantee or the Company's stockholders in order to cause the Change in Control provisions applicable to Awards to conform with the Company's policies regarding treatment of compensation upon a Change in Control.

                                   ARTICLE 13.
                          NON-EMPLOYEE DIRECTOR AWARDS

      13.1 Exclusive Means for Non-Employee Director Awards. Awards to Non-Employee Directors shall be made solely pursuant to this Article 13.

      13.2 Director Option Grant.

            (a) Automatic Grant of Director Option. Subject to adjustment as provided in Section 4.2, each Non-Employee Director shall be granted annually a non-qualified Option ("Director Option") for 6,000 Shares. The Grant Date for such Director Option shall be the date of the annual meeting of company stockholders ("Annual Meeting of Company Stockholders") commencing with the Annual Meeting of Company Stockholders in 2004. If no Annual Meeting of Company Stockholders is held prior to June 1 of any calendar year, the Grant Date for the Director Option shall be May 31. Notwithstanding the foregoing, effective January 1, 2003, the Board may, in its discretion exercised at any time prior to the date a Director Option is granted for a year, provide that the Director Option for such year shall be granted in installments, so that only a portion (which portion shall be the same for each Non-Employee Director) of the Director Option shall be granted on the date of the Annual Meeting of Company Stockholders (or May 31, as applicable) of such year, and the remaining portion or portions shall be granted at such time or times in such year as the Board may specify at the time it determines to grant the Director Option in installments. In lieu of receiving Director Options at the 2003 Annual Meeting of Company Stockholders, each Non-Employee Director shall be granted a Director Option for 6,000 Shares on November 27, 2002. Commencing January 1, 2004, a person who first becomes a Non-Employee Director after the conclusion of the Annual Meeting of Company Stockholders and prior to August 1 of any year shall be granted the full Director Option for such year as of December 15. A person who first becomes a Non-Employee Director after November 27, 2002 and prior to August 1, 2003 shall be granted a Director Option for 6,000 Shares on December 15, 2003.

            (b) Prorated Director Option Grant.

                  (i) Subject to adjustment as provided in Section 4.2, a person who first becomes a Non-Employee Director on or after August 1 of any year and prior to the Annual Meeting of Company Stockholders following the date the person becomes a Non-Employee Director shall be granted a prorated Director Option for such first year with a Grant Date following the date such person becomes a Non-Employee Director determined as follows:

                        (A) The Grant Date shall be December 15 if the person
                  first becomes a Non-Employee Director on or before December 15 of the year.

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

                        (B) The Grant Date shall be the date of the next Annual
                  Meeting of Company Stockholders if the person first becomes a Non-Employee Director on or after December 16 of the year. If no Annual Meeting of Company Stockholders is held prior to the next following June 1, the Grant Date shall be May 31 of the year following the date the person becomes a Non-Employee Director.

                  (ii) The number of Shares subject to such prorated Director
            Option shall be 6,000 multiplied by a fraction, the numerator of which is the number of full and fractional calendar months elapsing between the date such person first becomes a Non-Employee Director and the date of the Annual Meeting of Company Stockholders following the date the person becomes a Non-Employee Director and the denominator of which is twelve. If no Annual Meeting of Company Stockholders is scheduled as of a December 15 Grant Date or held as of a May 31 Grant Date, the number of Shares subject to such prorated Director Option shall be 6,000 multiplied by a fraction, the numerator of which is the number of full and fractional calendar months elapsing between the date such person first becomes a Non-Employee Director and May 31 of the year following the date such person becomes a Non-Employee Director and the denominator of which is twelve.

                  (iii) A prorated Director Option shall be for a whole number of Shares determined by rounding up to the next higher whole number of Shares any fractional portion of a Share equal to or in excess of one-half Share (and otherwise rounding down to the next lower whole number of Shares).

                  (iv) In the event the Board has determined that the Director
            Option for a year shall be granted in installments, the Board shall make appropriate provisions for prorating installments with respect to Non-Employee Directors entitled to a prorated Director Option, consistent with the preceding provisions of this Section 13.2.

            (c) Non-Employee Director Status. A person must be a Non-Employee Director on the Grant Date of a Director Option (or any installment thereof) in order to be granted such Director Option (or installment thereof). For a Director Option granted on the date of the Annual Meeting of Company Stockholders, other than a prorated Director Option, the person must be a Non-Employee Director at the conclusion of the Annual Meeting of Company Stockholders.

            (d) Option Price. The Option Price for each Director Option shall be 100 percent of the Fair Market Value of a Share on the Grant Date. Subject to the adjustment allowed under Section 4.2, the Board shall not have the authority or discretion to change the Option Price of any outstanding Director Option.

            (e) Director Option Term. The Option Term of each Director Option shall expire the earlier of (i) the tenth anniversary of the Grant Date or (ii) the fifth anniversary of the date the Grantee ceases to serve as a Non-Employee Director.

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

            (f) Vesting and Exercisability. Each Director Option shall be fully vested and exercisable at any time, or from time to time, throughout the Option Term.

            (g) Method of Exercise. A Grantee may exercise a Director Option, in whole or in part, during the Option Term, by giving written notice of exercise to the Human Resources Department of the Company, specifying the Director Option to be exercised and the number of Shares to be purchased, and paying in full the exercise price by any one or any combination of the following means:

                  (i) in cash, personal check or wire transfer;

                  (ii) by surrendering Mature Shares having a Fair Market Value at the time of exercise equal to the Option Price for Shares being acquired; or

                  (iii) subject to applicable law, pursuant to procedures
            previously approved by the Company, through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares.

            (h) Exercise of Director Option for Deferred Stock. A Non-Employee Director who makes a Deferral Election in accordance with Section 13.6 and who pays the Option Price with Mature Shares may exercise his or her option for an equal number of shares of Deferred Stock in lieu of Shares.

      13.3 Director Stock Grants.

            (a) Automatic Director Stock Grant. Whenever the Board determines that all or any portion of the annual retainer or other compensation payable to Non-Employee Directors shall be paid in Shares, then, subject to adjustment as provided in Section 4.2, each Non-Employee Director shall be granted Shares (a "Director Stock Grant") with an aggregate value of Shares equal to such portion of the annual retainer or other compensation payable to Non-Employee Directors as the Board determines for such year. With respect to the portion of the annual retainer to be paid in Shares, the Grant Date for such Director Stock Grant shall be the date of the Annual Meeting of Company Stockholders. If no Annual Meeting of Company Stockholders is held prior to June 1 of any calendar year, the Grant Date for the Director Stock Grant shall be May 31. With respect to other compensation to be paid in Shares, the Grant Date shall be determined by the Board and the amount may be prorated as determined by the Board. The number of Shares subject to a Director Stock Grant shall be determined by dividing the dollar value of the portion of the annual retainer or other compensation to be paid in Shares by the Fair Market Value of a Share at the close of business on the Grant Date. With respect to the portion of the annual retainer to be paid in Shares, a person who first becomes a Non-Employee Director after the conclusion of the Annual Meeting of Company Stockholders and prior to August 1 of any year shall be granted the full Director Stock Grant for such year as of December 15.

            (b) Prorated Annual Retainer Director Stock Grant.

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

                  (i) Subject to adjustment as provided in Section 4.2, with respect to the portion of the annual retainer to be paid in Shares, a person who first becomes a Non-Employee Director on or after August 1 of any year and prior to the Annual Meeting of Company Stockholders following the date the person becomes a Non-Employee Director shall be granted a prorated Director Stock Grant for such first year with a Grant Date following the date such person becomes a Non-Employee Director determined as follows:

                        (A) The Grant Date shall be December 15 if the person
                  first becomes a Non-Employee Director on or before December 15 of the year.

                        (B) The Grant Date shall be the date of the next Annual
                  Meeting of Company Stockholders if the person first becomes a Non-Employee Director on or after December 16 of the year. If no Annual Meeting of Company Stockholders is held prior to the next following June 1, the Grant Date shall be May 31 of the year following the date the person becomes a Non-Employee Director.

                  (ii) The number of Shares subject to such prorated Director
            Stock Grant shall be determined by dividing the prorated amount s (determined as described below) by the Fair Market Value of a Share at the close of business on the Grant Date. The prorated amount shall be the dollar value of the portion of the annual retainer to be paid in Shares multiplied by a fraction, the numerator of which is the number of full and fractional calendar months elapsing between the date such person first becomes a Non-Employee Director and the date of the Annual Meeting of Company Stockholders following the date the person becomes a Non-Employee Director and the denominator of which is twelve. If no Annual Meeting of Company Stockholders is scheduled as of a December 15 Grant Date or held as of a May 31 Grant Date, the prorated amount shall be determined by multiplying the dollar value of the portion of the annual retainer to be paid in Shares by a fraction, the numerator of which is the number of full and fractional calendar months elapsing between the date such person first becomes a Non-Employee Director and May 31 of the year following the date the person becomes a Non-Employee Director and the denominator of which is twelve.

            (c) Whole Number of Shares. Any Director Stock Grant or prorated Director Stock Grant shall be for a whole number of Shares determined by rounding up to the next higher whole number of Shares any fractional portion of a Share equal to or in excess of one-half Share (and otherwise rounding down to the next lower whole number of Shares).

            (d) Vesting. Each Director Stock Grant shall be fully vested upon grant, unless the Board provides otherwise.

            (e) Non-Employee Director Status. A person must be a Non-Employee Director on the Grant Date of a Director Stock Grant in order to be granted such Director Stock Grant. For Director Stock Grants granted on the date of the Annual Meeting of Company Stockholders, other than a prorated annual retainer Director Stock Grant, the person must be a Non-Employee Director at the conclusion of the Annual Meeting of Company Stockholders.

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            (f) Election to Defer Shares Under Director Stock Grant. A
Non-Employee Director who makes a Deferral Election in accordance with Section
13.6 shall receive all or part (as he or she elects) of the Shares to be delivered pursuant to a Director Stock Grant in the form of an equal number of shares of Deferred Stock in lieu of delivery of Shares under Section 13.3(a) or 13.3(b), as applicable.

      13.4 Discretionary Grants and Awards. The Board may, in its discretion, grant additional options or make additional Director Stock Grants to one or more Non-Employee Directors, on such terms and conditions as the Board shall deem appropriate, whenever, on the basis of independent advice, the Board shall determine that, as a result of new, unforeseen, extraordinary or unusual circumstances, the automatic grants provided in Sections 13.2 and 13.3 would not adequately compensate such Non-Employee Director.

      13.5 Election to Receive Director Fees in Shares or Deferred Stock in Lieu of Cash.

            (a) Payment of Director Fees in Shares. A Non-Employee Director may elect ("Share Election") to be paid all or a portion of the cash fees earned in his or her capacity as a Non-Employee Director (including annual retainer fees, fees for service as chairman of a Board committee, and any other fees paid to directors) ("Director Fees") in the form of Shares in lieu of cash. A Share Election may be made at any time prior to the date Director Fees would otherwise have been paid in cash, subject to such restrictions and advance filing requirements as the Company may impose. Share Elections made pursuant to The Williams Companies, Inc. 1996 Stock Plan for Non-Employee Directors that were in effect on the date stockholders approve this Plan shall remain in effect under this Plan, subject to the remainder of this Section 13.5(a). Each Share Election shall be irrevocable, shall specify the portion of the Director Fees to be paid in the form of Shares and shall remain in effect with respect to future Director Fees until the Non-Employee Director revokes or changes such Share Election. Any such revocation or change shall have prospective application only. Shares delivered pursuant to a Share Election shall be the whole number of Shares determined by dividing the amount of Director Fees to be paid in Shares by the Fair Market Value of a Share on the date such Director Fees would otherwise be paid (rounding up to the next higher whole number of Shares any fractional portion of a Share equal to or in excess of one-half Share, and otherwise rounding down to the next lower whole number of Shares).

            (b) Payment of Director Fees in Deferred Stock. A Non-Employee Director who makes a Deferral Election in accordance with Section 13.6 shall receive all or part (as he or she elects) of his or her Director Fees in the form of a number of shares of Deferred Stock equal to the quotient (rounding up to the next higher whole number of shares, any fractional portion of a Share equal to or in excess of one-half Share, and otherwise rounding down to the next lower whole number of Shares) of the amount of Director Fees to be paid in the form of Deferred Stock divided by the Fair Market Value of a Share on the date such Director Fees would otherwise be paid in cash.

      13.6 Deferral Elections. Each member of the Board who is a Non-Employee Director may make an election ("Deferral Election") to be paid any or all of the following ("Deferrable Amounts") in the form of Deferred Stock in lieu of cash or Shares, as applicable: (i) shares to be delivered on exercise of a Director Option as provided in Section 13.2(e); (ii) Director Stock

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Grants as provided in Section 13.3; (iii) Director Fees as provided in 13.5(a);
or (iv) Dividend Equivalents on Deferred Stock, as provided in Section 13.6(d).

            (a) Timing of Deferral Elections. An initial Deferral Election must be filed with the Human Resources Department of the Company no later than December 31 of the year preceding the calendar year in which the Deferrable Amounts to which the Deferral Election applies would otherwise be paid or delivered, subject to such restrictions and advance filing requirements as the Company may impose; provided that any newly elected or appointed Non-Employee Director may file a Deferral Election not later than 30 days after the date such person first becomes a Non-Employee Director (or at such later time in the year of such election or appointment as the Company shall permit). A Deferral Election shall be irrevocable as of the filing deadline and shall only apply with respect to Deferrable Amounts otherwise payable after the filing of such election. Each Deferral Election (including a deferral election filed under The Williams Companies, Inc. 1996 Stock Plan for Non-Employee Directors that was in effect with respect to 2002 Deferrable Amounts on the date stockholders approved this Plan) shall remain in effect with respect to subsequently earned Deferrable Amounts unless the Non-Employee Director revokes or changes such Deferral Election. Any such revocation or change shall have prospective application only.

            (b) Content of Deferral Elections. A Deferral Election must specify the following:

                  (i) The number of Shares acquired on exercise of a Director
            Option or under a Director Stock Grant to be paid in Deferred Stock, or the dollar amount or percentage of Director Fees to be paid in Deferred Stock;

                  (ii) the date such Deferred Stock shall be paid (subject to such limitations as may be specified by counsel to the Company); and

                  (iii) whether Dividend Equivalents on Deferred Stock are to be paid in cash or deposited in the form of Deferred Stock to the Non-Employee Director's Deferral Account (as defined in Section 13.6(c)), to be paid at the time the Deferred Stock to which they relate are paid.

            (c) Deferral Account. The Company shall establish an account ("Deferral Account") on its books for each Non-Employee Director who makes a Deferral Election. A number of shares of Deferred Stock (determined in the case of a Deferrable Amount otherwise payable in cash, by dividing the amount of cash to be deferred by the Fair Market Value of a Share on the date such cash would otherwise be paid, and rounding up to the next higher whole number of Shares any fractional portion of a Share equal to or in excess of one-half Share, and otherwise rounding down to the next lower whole number of Shares) shall be credited to the Non-Employee Director's Deferral Account as of each date a Deferrable Amount subject to a Deferral Election would otherwise be paid. Deferral Accounts shall be maintained for recordkeeping purposes only and the Company shall not be obligated to segregate or set aside assets representing securities or other amounts credited to Deferral Accounts. The obligation to make distributions of securities or other amounts credited to Deferral Accounts shall be an unfunded unsecured obligation of the Company.

            (d) Crediting of Dividend Equivalents. Whenever dividends are paid or distributions made with respect to Shares, Dividend Equivalents shall be credited to Deferral Accounts on all Deferred Stock credited thereto as of the record date for such dividend or distribution. If the Non-Employee Director has elected cash payment of Dividend Equivalents pursuant to Section 13.6(b), such Dividend Equivalents shall be paid in cash on the payment date of the dividend or distribution. Otherwise, such Dividend Equivalents shall be credited to the Deferral Account in the form of additional Deferred Stock in a number determined by dividing the aggregate value of such Dividend Equivalents by the Fair Market Value of a Share at the payment date of the dividend or distribution (rounding up to the next higher whole number of Shares any fractional portion of a Share equal to or in excess of one-half Share, and otherwise rounding down to the next lower whole number of Shares).

            (e) Settlement of Deferral Accounts. The Company shall settle a Non-Employee Director's Deferral Account by delivering to the holder thereof (which may be the Non-Employee Director or his or her beneficiary) a number of Shares equal to the whole number of Deferred Stock then credited to such Deferral Account (or a specified portion in the event of any partial settlement); provided that if less than the value of a whole Share remains in the Deferral Account at the time of any such distribution, the number of Shares distributed shall be rounded up to the next higher whole number of Shares if the fractional portion of a Share remaining is equal to or in excess of one-half Share, and otherwise shall be rounded down to the next lower whole number of Shares. Such settlement shall be made at the time or times specified in the applicable Deferral Election; provided that a Non-Employee Director may further defer settlement of the Deferral Account by filing a new Deferral Election if counsel to the Company determines that such further deferral likely would not trigger immediate taxation of amounts otherwise distributable from such Deferral Account under applicable federal income tax laws and regulations.

      13.7 Insufficient Number of Shares. If at any date insufficient Shares are available under the Plan for the automatic grant of Director Options or Director Stock Grants, or the delivery of Shares in lieu of cash payment of Director Fees, or crediting Deferred Stock pursuant to a Deferral Election, (a) Director Options under Section 13.2 and Director Stock Grants under Section 13.3 automatically shall be granted proportionately to each Non-Employee Director eligible for such a grant to the extent Shares are then available (provided that no Director Option shall be granted with respect to a fractional number of Shares), and (b) then, if any Shares remain available, Director Fees elected to be received in Shares shall be paid in the form of Shares or deferred in the form of Deferred Stock proportionately among Non-Employee Directors then eligible to participate to the extent Shares are then available.

      13.8 Non-Forfeitability. The interest of each Non-Employee Director in Director Options, Director Stock Grants or Deferred Stock (and any Deferral Account relating thereto) granted or delivered under the Plan at all times shall be non-forfeitable; except, with respect to Director Stock Grants, to the extent the Board provides otherwise.

      13.9 No Duplicate Payments. No payments or Awards shall be made or granted under this Plan with respect to any services as a Non-Employee Director if a payment or award has been or will be made for the same services under The Williams Companies, Inc. 1996 Stock Plan for Non-Employee Directors.

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                                   ARTICLE 14.
                    AMENDMENT, MODIFICATION, AND TERMINATION

      14.1 Amendment, Modification, and Termination. Subject to Section 14.2, the Board may, at any time and from time to time, alter, amend, suspend, discontinue or terminate the Plan in whole or in part without the approval of the Company's stockholders, except that (a) any amendment or alteration shall be subject to the approval of the Company's stockholders if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, and (b) the Board may otherwise, in its discretion, determine to submit other such amendments or alterations to stockholders for approval.

      14.2 Awards Previously Granted. Except as otherwise specifically permitted in the Plan or an Award Agreement, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee of such Award; provided that Article 12 may be removed, amended or modified at any time prior to a Change in Control without the consent of any Grantee.

                                   ARTICLE 15.
                                   WITHHOLDING

      15.1 Required Withholding

            (a) Mandatory Tax Withholding.

                  (i) Whenever, under the Plan, Shares are to be delivered upon exercise or payment of an Award, upon Restricted Shares becoming nonforfeitable, upon payment of cash, or any other event with respect to rights and benefits hereunder, the Company or any Affiliate shall be entitled to require (A) that the Grantee remit an amount in cash, or in the Company's discretion, in Mature Shares, sufficient to satisfy all of the employer's federal, state, and local tax withholding requirements related thereto but no more than the minimum amount necessary to satisfy such amounts ("Required Withholding"), (B) the withholding of such Required Withholding from compensation otherwise due to the Grantee or from any Shares due to the Grantee under the Plan or (C) any combination of the foregoing.

                  (ii) Any Grantee who makes a Disqualifying Disposition (as defined in Section 6.4(g)) or an election under Section 83(b) of the Code shall remit to the Company an amount sufficient to satisfy all resulting Required Withholding; provided that, in lieu of or in addition to the foregoing, the Company and/or an Affiliate shall have the right to withhold such Required Withholding from compensation otherwise due to the Grantee or from any Shares or other payment due to the Grantee under the Plan.

            (b) Elective Excess Withholding.

                  (i) Subject to the following subsection and with the
            Committee's prior approval, a Grantee (other than a Non-Employee Director) may elect to remit (or attest to the ownership of) Mature Shares upon the exercise or settlement of an Award or upon Restricted Shares becoming non-forfeitable (each, a "Taxable Event") having a Fair Market Value equal to an amount greater than the Required Withholding for the Taxable Event but not to exceed the estimated total amount of such Grantee's tax liability ("Excess Withholding") with respect to the Taxable Event.

                  (ii) Each Excess Withholding election shall be subject to the following conditions:

                        (A) any Grantee's election shall be subject to the
                  Committee's discretion to revoke the Grantee's right to elect Excess Withholding at any time before the Grantee's election if the Committee has reserved the right to do so in the Award Agreement;

                        (B) the Grantee's election must be made before the date
                  (the "Tax Date") on which the amount of tax to be withheld is determined; and

                        (C) the Grantee's election shall be irrevocable.

      15.2 Notification under Code Section 83(b). If the Grantee, in connection with the exercise of any Option, or the grant of Restricted Shares, makes the election permitted under Section 83(b) of the Code to include in such Grantee's gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described above.

                                   ARTICLE 16.
                              ADDITIONAL PROVISIONS

      16.1 Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business and/or assets of the Company.

      16.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

      16.3 Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

      16.4 Requirements of Law. The granting of Awards and the delivery of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company (and any Affiliate) shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable law or regulation.

      16.5 Securities Law Compliance.

            (a) If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any stock exchange upon which Shares may be listed, the Committee may impose any restriction on Shares acquired pursuant to Awards under the Plan as it may deem advisable. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which Shares are then listed, any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If so requested by the Company, the Grantee shall make a written representation to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1993, as amended, and any applicable state securities law or unless he or she shall have furnished to the Company, in form and substance satisfactory to the Company, that such registration is not required.

            (b) If the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any national securities exchange or national market system on which are listed any of the Company's equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date.

      16.6 No Rights as a Stockholder. No Grantee (except as expressly provided in Article 13) shall have any rights as a stockholder of the Company with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or payment of such Award until such Shares have been delivered to him or her. Restricted Shares, whether held by a Grantee or in escrow by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan or Award Agreement. At the time of a grant of Restricted Shares, the Committee may require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Restricted Shares. Stock dividends and deferred cash dividends issued with respect to Restricted Shares shall be subject to the same restrictions and other terms as apply to the Restricted Shares with respect to which such dividends are issued. The Committee may in its discretion provide for payment of interest on deferred cash dividends.

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      16.7 Nature of Payments. Unless otherwise specified in the Award
Agreement, Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of the Company or any Affiliate, except as such plan shall otherwise expressly provide, or (b) any agreement between (i) the Company or any Affiliate and (ii) the Grantee, except as such agreement shall otherwise expressly provide.

      16.8 Non-Exclusivity of Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for employees or Non-Employee Directors as it may deem desirable.

      16.9 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware, other than its laws respecting choice of law.

      16.10 Share Certificates. All certificates for Shares delivered under the terms of the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under federal or state securities laws, rules and regulations thereunder, and the rules of any national securities laws, rules and regulations thereunder, and the rules of any national securities exchange or automated quotation system on which Shares are listed or quoted. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to Shares. In addition, during any period in which Awards or Shares are subject to restrictions or limitations under the terms of the Plan or any Award Agreement, or during any period during which delivery or receipt of an Award or Shares has been deferred by the Committee or a Grantee, the Committee may require any Grantee to enter into an agreement providing that certificates representing Shares deliverable or delivered pursuant to an Award shall remain in the physical custody of the Company or such other person as the Committee may designate.

      16.11 Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give any such Grantee any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Shares or other property pursuant to any Award which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines.

      16.12 Employment. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Grantee's employment at any time, nor confer upon any Grantee the right to continue in the employ or as an officer of the Company or any Affiliate.

      16.13 Participation. No employee or officer shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award.

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      16.14 Military Service. Awards shall be administered in accordance with
Section 414(u) of the Code and the Uniformed Services Employment and Reemployment Rights Act of 1994.

      16.15 Construction. The following rules of construction will apply to the
Plan: (a) the word "or" is disjunctive but not necessarily exclusive, and (b) words in the singular include the plural, words in the plural include the singular, and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine gender include the other neuter genders.

      16.16 Headings. The headings of articles and sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

      16.17 Obligations. Unless otherwise specified in the Award Agreement, the obligation to deliver, pay or transfer any amount of money or other property pursuant to Awards under this Plan shall be the sole obligation of a Grantee's employer; provided that the obligation to deliver or transfer any Shares pursuant to Awards under this Plan shall be the sole obligation of the Company.

      16.18 No Right to Continue as Director. Nothing in the Plan or any Award Agreement shall confer upon any Non-Employee Director the right to continue to serve as a director of the Company.

      16.19 Stockholder Approval. No Awards payable in Shares shall be granted prior to the date the Company's stockholders approve the amended and restated Plan.

                                       38